EXHIBIT 10.5

THIS NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED APRIL 24, 2007 IN FAVOR OF COMVEST INVESTMENT PARTNERS III, L.P. OR AN AFFILIATE THEREOF, AS ASSIGNEE OF HARRIS N.A. (THE “INTERCREDITOR AGREEMENT”), WHICH IS INCORPORATED HEREIN BY REFERENCE.

$2,850,000	December 31, 2007

REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned, TECHNICAL CAREER INSTITUTES, INC., a New York corporation (“TCI”), and PENNSYLVANIA SCHOOL OF BUSINESS, INC., a Pennsylvania corporation (“PSB”) (singly and collectively, the “Maker”), hereby jointly and severally promise to pay to ComVest Investment Partners III, L.P., a Delaware limited partnership (“ComVest), or registered assigns (hereinafter, collectively with ComVest, the “Payee”), the sum of Two Million Eight Hundred Fifty Thousand ($2,850,000) Dollars or, if less, the aggregate unpaid principal amount of all Advances made by the Payee to the Maker pursuant to the Loan Agreement of even date herewith by and between ComVest and the Maker (the “Principal”), with interest thereon, on the terms and conditions set forth herein and in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement.

Payments of principal of, interest on and any other amounts with respect to this Note are to be made in lawful money of the United States of America.

1. Payments.

(a) Interest. This Note shall bear interest (“Interest”) on Principal amounts outstanding from time to time from the date hereof at the rate of eighteen (18%) percent per annum; provided, however, that during the continuance of any Event of Default under the Loan Agreement, the interest rate hereunder shall be twenty (20%) percent per annum. All Interest shall be computed on the daily unpaid Principal balance of this Note based on a three hundred sixty (360) day year, and shall be payable monthly in arrears on the first day of each calendar month commencing January 1, 2008. On each due date for the payment of Interest hereunder, all unpaid accrued Interest hereunder shall be added to the Principal of this Note; and, from and after the due date of such accrued Interest, such Interest which has been added to Principal shall bear Interest at the rate(s) per annum in effect from time to time hereunder, which shall be payable as provided herein. The Payee shall record on its books the addition of any and all accrued non-cash Interest to the Principal of this Note on the scheduled due date thereof; and the Payee’s books and records shall be conclusive as to the aggregate Principal balance hereunder from time to time, absence manifest error.

(b) Principal. The outstanding Principal of this Note shall be payable in full on March 31, 2009, or sooner as provided in Section 2(b) below.

(c) Non-Business Day. If any scheduled payment date as aforesaid is not a business day in the State of New York or the State of Florida, then the payment to be made on such scheduled payment date shall be due and payable on the next succeeding business day, with additional interest on any Principal amount so delayed for the period of such delay.

2. Prepayment.

(a) Optional Prepayment of Principal. Subject to the Intercreditor Agreement, all or any portion of the unpaid Principal balance of this Note, together with all accrued and unpaid Interest on the Principal amount being prepaid, may at the Maker’s option be prepaid in whole or in part, at any time or from time to time upon ten (10) days’ prior written notice to the Payee.

(b) Mandatory Prepayments of Principal. The entire Principal balance of this Note, and all accrued and unpaid Interest hereunder, (i) shall be required to be prepaid upon the consummation of any Sale, and (ii) may be required to be prepaid upon the occurrence of any Event of Default.

(c) Application of Payments. Any and all prepayments hereunder shall be applied first to unpaid accrued Interest on the Principal amount being prepaid, and then to Principal.

3. Events of Default. The occurrence or existence of an Event of Default under the Loan Agreement shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the Loan Agreement and/or in any and all other instruments evidencing and/or securing the indebtedness under this Note, or as may be provided under the law.

4. Assignment. This Note shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that the Maker may not assign any of its rights or obligations hereunder without the prior written consent of the Payee.

5. Waiver and Amendment. No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived. Neither any provision of this Note nor any performance hereunder may be amended or waived except pursuant to an agreement in writing signed by the party against whom enforcement thereof is sought. Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, notice of any and all of the foregoing, and any other notice or action otherwise required to be given or taken under the law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Maker. The Maker further waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption, appraisal or insolvency laws, and consents that the Payee may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note.

6. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York, except to the extent superseded by Federal enactments.

7. Consent to Jurisdiction; Waiver of Jury Trial. The Maker hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Note. The Maker hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Payee hereunder, provided that this waiver shall not preclude the Maker from pursuing any such claims by means of separate proceedings. THE MAKER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Payee may file a copy of this Note as evidence of the foregoing waiver of right to jury trial.

8. Usury Savings Clause. All agreements between the Maker and the Payee are hereby expressly limited to provide that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the Payee is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement or any Loan Document thereunder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of any of the Maker’s Obligations (as such term is defined in the Loan Agreement) to the Payee, and not to the payment of interest hereunder. To the extent permitted by applicable law, all sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, to the end that the rate or amount of interest on account of such indebtedness does not exceed any applicable usury ceiling. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Maker and the Payee.

9. Collection Costs. In the event that the Payee shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Maker shall further be liable to the Payee for all costs and expenses (including reasonable attorneys’ fees) which may be incurred by the Payee in enforcing this Note, all of which costs and expenses shall be obligations under and part of this Note; and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

IN WITNESS WHEREOF, the Maker has executed this Note on the date first above written.

TECHNICAL CAREER INSTITUTES, INC.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	Chairman

PENNSYLVANIA SCHOOL OF BUSINESS, INC.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	Chief Executive Officer and President